Exhibit 11
                             WINFIELD CAPITAL CORP.

               STATEMENT OF COMPUTATION EARNINGS (LOSS) PER SHARE


                                                                  Years Ended March 31,
                                                         ---------------------------------------
                                                            2000          1999          1998
                                                         -----------   -----------   -----------
Basic and diluted earnings (loss) per common share
  Net earnings (loss) available for common stock
  equivalent shares deemed to have a dilutive effect     $70,576,818   $24,851,771   $(1,984,474)
                                                         -----------   -----------   -----------
Earnings (loss) per common share
  Basic ............................................     $     13.36   $      4.95   $      (.40)
                                                         -----------   -----------   -----------
  Diluted (A) ......................................     $     12.09   $      4.54   $      (.40)
                                                         -----------   -----------   -----------

Shares used in computation:
  Basic:
    Weighted average common shares .................       5,282,131     5,023,361     5,023,361
                                                         -----------   -----------   -----------
  Diluted:
    Weighted average common shares .................       5,282,131     5,023,361     5,023,361
    Common stock equivalents .......................         554,428       453,300           (A)
                                                         -----------   -----------   -----------

                                                           5,836,559     5,476,661     5,023,361
                                                         -----------   -----------   -----------


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(A)  For the year ended March 31, 1998, common stock equivalents were anti-dilutive and, therefore, not considered.